UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2009
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of	0-20322 (Commission File Number)	91-1325671 (IRS Employer
Incorporation or Organization)		Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Effective February 19, 2009, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Starbucks Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2005 Long-Term Equity Incentive Plan (the “Plan”) to delete a provision of the Plan providing that shares underlying exercised awards that are not issued in settlement of the awards will become available for future awards under the Plan. The Amendment arose from discussions with RiskMetrics Group in connection with its review of the Company’s proposed stock option exchange program. The Company included a proposal seeking shareholder approval of an amendment to the Company’s equity incentive plans to allow for a one-time stock option exchange program in its definitive proxy statement for the 2009 Annual Meeting of Shareholders to be held March 18, 2009, filed with the Securities and Exchange Commission on January 22, 2009.
The Amendment deleted the following sentence from Section 4(a) of the Plan:
“Without limiting the foregoing, unless the Plan shall have been terminated, Shares underlying an Award that has been exercised, either in part or in full, including any Shares that would otherwise be issued to a Participant that are used to satisfy any withholding tax obligations that arise with respect to any Award, shall become available for future Awards under the Plan except to the extent Shares were issued in settlement of the Award.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
 STARBUCKS CORPORATION
Dated: February 20, 2009

By:	/s/ Chet Kuchinad
Chet Kuchinad
executive vice president, Partner Resources